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                                 EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



AMERICAN ARTISTS FILM CORPORATION
Atlanta, GA


  We hereby consent to the incorporation by reference in this Registration Statement of our report dated November 5, 1997, relating to the consolidated Financial Statements of American Artists Film Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended July 31, 1997, and to the reference to us as experts included in this Registration Statement.


/s/ BDO Seidman, LLP
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BDO Seidman, LLP

Atlanta, GA
June 26, 1998

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